EXHIBIT 99.1

News Release

Date:	Wednesday, July 10, 2008

Contact:	Greg Gibson, Chief Executive Officer
(828) 243-5175

Release Date:	For Immediate Release

1st Financial Reports Strong Growth in First Half of 2008

HENDERSONVILLE, N.C. / July 10 / Marketwire / 1st Financial Services Corporation (OTCBB: FFIS), parent company of Mountain 1st Bank & Trust Company, today reported strong growth for the first half of 2008. The Company reported that assets grew approximately $78 million or 12.9% during the first six months of the year. During this period, loans increased nearly $73 million or 14.0% while deposits increased almost $40 million or 7.5%. Also, at June 30, 2008, Mountain 1st Bank’s deposit mix improved with transaction deposits, consisting of non-certificate of deposit accounts, increasing as a percentage of total deposits from 34.2% to 38.3% as compared with December 31, 2007.

Greg Gibson, CEO stated, “We are very pleased with the continued growth of 1st Financial and Mountain 1st. As is evidenced by our first half growth rate, we remain focused on profitable growth and the expansion of our banking franchise. We feel that western North Carolina remains a very vibrant area of the country and even in the current economic slowdown when many banks are retrenching and retracting lending and business development efforts, we are finding continuing demand for banking delivered with the exceptional level of service that defines Mountain 1st. We are very excited about the growth prospects from expansion into new markets as well as growth in our existing markets. We believe our recently announced entry into Hickory and Catawba County is very promising and anticipate that it will contribute substantially to our growth during the second half of 2008 and beyond.”

This Press Release and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we have filed previously with the Federal Deposit Insurance Corporation and which we now file with the Securities and Exchange Commission from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers;

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100    Fax: 828-693-5008

(b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About Mountain 1st Bank

Formed in June 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company. Mountain 1st, established in mid 2004 is headquartered in Hendersonville, N.C. and has become one of the fastest growing and most successful de novo community banks in the southeast. With over $670 million in assets, Mountain 1st Bank and Trust’s more than 155 employees currently serve nine counties in western North Carolina through fourteen full service branches. Mountain 1st Bank and Trust is one of the few publicly traded companies headquartered in western North Carolina (OTCBB: FFIS). For more information, visit www.mountain1st.com.

SOURCE: 1st Financial Services Corporation and Mountain 1st Bank & Trust Company

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101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100    Fax: 828-693-5008